Exhibit 3.14

STATE of DELAWARE
CERTIFICATE of FORMATION
of
TNHC BELLADONNA LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.), hereby certifies that:
1.The name of the limited liability company is TNHC Belladonna LLC.
2.The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its Registered Agent at such address is
3.The Corporation Trust Company.
IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 30th day of April, 2013.

By:	/s/ Mike Cunningham
Mike Cunningham, Authorized Person

STATE of DELAWARE
CERTIFICATE of AMENDMENT
to the
CERTIFICATE of FORMATION
of
TNHC BELLADONNA LLC

1.The name of the limited liability company is TNHC Belladonna LLC (the “Company”).

2.The Certificate of Formation of the Company is hereby amended as follows:

“1. The name of the limited liability company is TNHC San Juan LLC”.
IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment as of the 1st day of May, 2013.
By: /s/ Mike Cunningham
Mike Cunningham, Authorized Person